Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-260121, 333-273996 and 333-275465) and Form S-8 (Nos. 333-261547, 333-263544, 333-265955 and 333-270569) of Archer Aviation Inc. of our report dated February 29, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Irvine, California
February 29, 2024